Exhibit 99.1

i-80 Gold Reports High-Grade Assay Results at Archimedes Underground Project Including 24.6 g/t Au Over 23.6 Meters; Development Advancing on Schedule

TORONTO, ON, April 8, 2026 – i-80 GOLD CORP. (TSX: IAU) (NYSE American: IAUX) (“i-80 Gold”, or the “Company”) is pleased to announce assay results from its recent drilling campaign at the Archimedes Underground Project (“Archimedes” or the “Project”), located on the Company’s Ruby Hill property at the southeastern end of the Battle Mountain-Eureka Trend in northeastern Nevada, United States (see Figure 1 in Appendix).

The Company commenced construction of Archimedes, the Company’s second underground project, in the third quarter of 2025. Material from Archimedes, in addition to Granite Creek underground, is expected to begin feeding the Company’s Lone Tree processing plant by late 2027, subject to the completion of the plant’s proposed refurbishment. Until that time, the Company’s underground material from Archimedes will be processed through a third-party toll milling agreement.

As of December 31, 2025, Archimedes hosts an indicated gold mineral resource of 436,000 ounces at 7.6 grams per tonne and an inferred gold mineral resource of 988,000 ounces at 7.3 grams per tonne(1). The majority of the resource is currently hosted in the Ruby Deeps zone, which is situated below the 5100-foot elevation within the deposit (“Lower Archimedes”) (see Figure 2 in Appendix).

These drilling results confirm previously interpreted mineralization in the upper 426 zone (“Upper Archimedes”) and demonstrate continuity, as well as the potential to extend mineralization beyond the boundaries defined by the mineral resource estimate supporting the preliminary economic assessment for Archimedes, prepared in accordance with NI 43-101, and the corresponding Initial Assessment, prepared under Subpart 1300 of Regulation S-K (“S-K 1300”), each filed on March 31, 2025(2) (the “PEA”). Upper Archimedes is situated above the 5100-foot elevation level within the deposit.

Highlights From Infill Holes at Upper Archimedes

•	24.6 g/t Au over 23.6 m in hole iAU26-05 (sulfide)

•	10.2 g/t Au over 36.4 m in hole iAU25-09 (sulfide)

•	8.0 g/t Au over 46.4 m in hole iAU26-01 (sulfide-oxide)

•	6.1 g/t Au over 42.1 m in hole iAU25-14 (oxide)

•	3.9 g/t Au over 44.3 m in hole iAU26-03 (oxide)

True widths are estimated between approximately 40% - 65% of core width.

“Drilling continues to return consistent and positive results that are improving our confidence in both the scale and continuity of mineralization at Archimedes,” stated Tyler Hill, Vice President, Geology. “These results provide a solid foundation for ongoing development, and reinforce the broader potential of the Project. The consistency of high-grade results that we are seeing across this drill campaign is similar to the drill campaigns conducted on the Company’s other two underground projects, for which feasibility studies are expected to be released this quarter. In addition to the high-grade sulfide mineralization, the emerging oxide opportunity at Upper Archimedes has the potential to provide meaningful low-cost economic ounces

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in the near-term, with metallurgical testwork underway. With development advancing on schedule, Archimedes is on plan as we target first gold mined in the third quarter of this year.”

Upper Archimedes Drilling

Infill drilling commenced in the fourth quarter of 2025 with a focus on further delineating Upper Archimedes in preparation for the anticipated extraction of mineralized material in the third quarter of 2026. A total of 7,500 meters over 35 holes have been drilled to date, largely completing the 2025-2026 program. New assay results from the first 20 holes presented in Table 1 below continue to demonstrate high-grade mineralization throughout Upper Archimedes, returning high-grade intercepts in targeted drill areas, which are consistent with the current geological model (see Figures 3 and 4 in Appendix). Upper Archimedes drilling will ultimately consist of 36 holes and is expected to be completed in the second quarter of 2026. Results from this program, in conjunction with further drilling in 2026, will be used to support stope design for planned mining activities.

The current drilling program intersected substantial intervals of oxide mineralization that were not included in the 2025 PEA. In light of the current gold price environment and the presence of an operating heap leach pad, the Company is currently evaluating the potential to integrate this oxide material into the Project’s mine plan and production profile.

Lower Archimedes Drilling

Development of an exploration drift to serve as a platform to drill Lower Archimedes commenced ahead of schedule during the first quarter of 2026. Following the expected completion of the Upper Archimedes drill program in the second quarter, an infill drilling program targeting approximately 55,000 meters over 140 holes in Lower Archimedes is anticipated to begin in the second quarter of 2026. Lower Archimedes remains open to the north and south, and at depth, offering substantial exploration potential.

Drilling results from both Upper and Lower Archimedes will form the basis of a new mineral resource estimate and a feasibility study which is expected to be completed in the first quarter of 2027. The updated resource is expected to include approximately 60,000 meters of drilling, of which the majority is infill drilling to define reserves. The overall drill program is primarily focused on infill drilling to enhance confidence in the mine plan, better define the transition boundary of the oxide-sulfide mineralization, confirm the continuity of mineralization, and upgrade inferred resources into the measured and indicated mineral resource categories.

Development at Archimedes Advancing on Schedule

At Upper Archimedes, permitting for mining is complete and construction continues to advance on schedule with the development footage exceeding plan. Approximately 1,200 meters of development for the project has been completed as of the end of the first quarter of 2026. Project costs are largely in line with budget expectations. Predictive groundwater models for Archimedes have advanced, including the installation of an additional dewatering well in the first quarter of 2026. The Company continues to expect to mine first gold within Upper Archimedes in the third quarter of 2026.

Permitting activities for Lower Archimedes are underway with an estimated completion by mid-2027, while reviewing opportunities to expedite the timeline. This sequential permitting approach allows the Company to expedite mining activities, while finalizing approvals for Lower Archimedes.

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Results from the PEA outlined an approximate 10-year mine life with an average annual gold output of approximately 100,000 ounces, following production ramp up(2) (to view the announcement, click here).

Table 1: Assay Results From Upper Archimedes Drilling

Drillhole ID	Type	Oxidation	From (m)	To (m)	Length (m)	Au (g/t)
iAU25-01	Core	Sulfide	151.2	156.0	4.8	5.6
And	Core	Sulfide	189.9	192.8	2.9	9.2
And	Core	Oxide	195.4	223.7	28.3	6.6
iAU25-02	Core	Sulfide	129.7	148.7	19.0	7.0
And	Core	Sulfide	157.9	171.6	13.7	6.9
And	Core	Oxide	171.6	192.9	21.3	4.1
iAU25-03	Core	Sulfide	108.8	119.5	10.7	5.4
And	Core	Sulfide	154.7	161.6	6.9	10.3
iAU25-04	Core	Sulfide	153.3	162.5	9.1	14.0
And	Core	Oxide	197.5	212.8	15.2	2.1
iAU25-05	Core	Oxide	139.9	155.9	16.0	2.7
iAU25-06	Core	Sulfide	125.9	133.2	7.3	12.7
And	Core	Oxide	145.1	163.8	18.7	7.3
iAU25-07	Core	Sulfide	133.2	146.9	13.7	12.1
iAU25-08	Core	Sulfide	132.0	146.6	14.6	9.5
And	Core	Oxide	170.8	194.5	23.7	3.1
iAU25-09	Core	Sulfide	113.7	121.1	7.4	6.0
And	Core	Sulfide	139.5	176.0	36.4	10.2
iAU25-10	Core	Sulfide	121.8	124.5	2.7	4.0
iAU25-11	Core	Sulfide	126.7	147.2	20.4	11.0
And	Core	Oxide	147.2	163.4	16.2	3.3
iAU25-12	Core	Oxide	95.4	101.3	5.9	4.3
And	Core	Oxide	149.4	162.2	12.8	4.4
iAU25-13	Core	Sulfide	135.1	145.4	10.2	8.1
iAU25-14	Core	Sulfide	104.2	119.5	15.2	9.3
And	Core	Oxide	129.9	172.0	42.1	6.1
iAU25-15	Core	Sulfide	130.8	151.5	20.7	5.3
And	Core	Oxide	176.0	183.9	8.0	2.5
iAU26-01	Core	Sulfide/Oxide	135.0	181.4	46.4	8.0
Includes	Core	Oxide	151.1	171.5	20.5	5.3
And	Core	Sulfide	186.5	188.9	2.4	12.8
iAU26-02	Core	Oxide	146.3	166.1	19.8	2.3
iAU26-03	Core	Sulfide	134.1	140.8	6.7	13.8
And	Core	Oxide	140.8	185.0	44.3	3.9
iAU26-04	Core	Sulfide	104.5	111.7	7.2	10.3
And	Core	Oxide	130.5	168.3	37.9	2.9
iAU26-05	Core	Sulfide	128.2	151.8	23.6	24.6
And	Core	Sulfide	170.1	176.6	6.5	5.7

Notes to table above:

Numbers may not add due to rounding. True widths are estimated between approximately 40%-65% of core width.

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Table 2: Drillhole Collar Coordinates

UTM	Drillhole ID	East (m)	North (m)	Elevation (m)	Azimuth	Dip
NAD83 Zone 11	iAU25-01	587369	4375860	1774	003	-44
	iAU25-02	587369	4375860	1774	001	-51
	iAU25-03	587355	4375820	1779	324	-35
	iAU25-04	587369	4375860	1774	352	-42
	iAU25-05	587355	4375820	1779	327	-31
	iAU25-06	587369	4375860	1774	350	-57
	iAU25-07	587354	4375820	1779	316	-36
	iAU25-08	587369	4375860	1774	350	-50
	iAU25-09	587354	4375820	1779	315	-32
	iAU25-10	587369	4375860	1774	344	-43
	iAU25-11	587354	4375820	1779	306	-36
	iAU25-12	587368	4375860	1774	331	-55
	iAU25-13	587354	4375820	1779	299	-38
	iAU25-14	587368	4375860	1774	332	-59
	iAU25-15	587354	4375820	1779	297	-34
	iAU26-01	587354	4375820	1779	292	-32
	iAU26-02	587368	4375860	1774	322	-46
	iAU26-03	587354	4375820	1779	290	-38
	iAU26-04	587368	4375860	1774	319	-59
	iAU26-05	587354	4375820	1779	386	-30

Technical Disclosure and Qualified Persons

The technical information contained in this press release has been prepared under the supervision of, and has been reviewed and approved by Paul Chawrun P.Eng., Chief Operating Officer, and Tyler Hill CPG., Vice President, Geology, for the Company, each of whom are qualified persons within the meaning of National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and S-K 1300.

All samples were submitted to MSALABS (MSA) of Elko, NV, which is an ISO9001 accredited laboratory, independent of the Company. Samples submitted through MSA are crushed to 80% passing 2 mm and analyzed using CPA-Au1 (Au; 500 gram photon assay). MSA also undertakes their own internal coarse duplicate analysis to ensure proper sample preparation and equipment calibration. i-80 Gold’s QA/QC program includes regular insertion of CRM standards, duplicates, and blanks into the sample stream with a stringent review of all results. Mineral resources do not have demonstrated economic viability and are not mineral reserves.

For a description of the data verification, assay procedures and the quality assurance program and quality control measures applied by the Company, please see the Company’s Annual Report on Form-10K dated February 19, 2026, as well as the information in respect of data verification, key assumptions, parameters, risks and other factors contained in the PEA and the corresponding Initial Assessment dated March 31, 2025, each as filed under the Company’s profile on SEDAR+ at www.sedarplus.ca and under the Company’s profile on EDGAR at www.sec.gov.

Endnotes

(1)

Notes to the Archimedes Underground Mineral Resource estimate: (1) Underground mineral resources have been estimated at a gold price of $2,175 per troy ounce and a silver price of $27.25 per ounce; metal price determinations were from 2024 Q3. (2) Mineral resources have been estimated using pressure oxidation gold metallurgical recoveries of 96.8% and 89.5% for the 426 and Ruby Deeps deposits respectively. (3) Pressure oxidation cutoff grades are 5.06 and 5.48 Au g/t (0.148 and 0.160 opt) for the 426 and Ruby Deeps deposits respectively. (4) Detailed input mining, processing, and G&A costs are defined in Section 18.1. (5) Units shown are metric. (6) The contained gold ounces estimates have not been adjusted for metallurgical recoveries. (7) Numbers have been rounded as required by reporting guidelines and may result in apparent summation differences. (8) A mineral resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for economic extraction. The location, quantity, grade or quality,

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continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. The dimensions of a minimum minable stope cross section are 20 feet wide x 15 feet high. Individual stope lengths can vary from a minimum of 20 feet to a maximum of 100 feet. (9) An inferred mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration. (10) Mineral resources, which are not Mineral Reserves, do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, socio-political, marketing, or other relevant factors. (11) Mineral resources in the Ruby Hill Technical Report have an effective date of December 31, 2024. A Qualified Person and employee of Practical Mining LLC, has reviewed the Ruby Hill Underground mineral resources and material assumptions included in the Ruby Hill Technical Report and confirmed that they remain current as of December 31, 2025. (12) The reference point for mineral resources is in situ.

(2)

A press release titled “i-80 Gold Announces Positive Preliminary Economic Assessment on the Archimedes Underground Project, Nevada; After-Tax NPV(5%) of $127 Million with an After-Tax IRR of 23% at US$2,175/oz Au” announcing results from the PEA on the Ruby Hill Property covering the Archimedes underground project was filed on February 18, 2025, followed by the filing of the PEA and the corresponding Initial Assessment on March 31, 2025. The PEA was prepared in accordance with NI 43-101 and the Initial Assessment was prepared in accordance with S-K 1300. All documents are accessible under the Company’s issuer profile on both SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, as well as on the Company’s website at www.i80gold.com. The PEA is preliminary in nature and includes an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources that are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the results of the PEA will be realized. Mineral resources do not have demonstrated economic viability and are not mineral reserves.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a fully funded three-phase development plan to advance its high-quality asset portfolio. The Company is the fifth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi, SVP Corporate Development & Strategy

Caterina De Rosa, VP Investor Relations

1.866.525.6450

info@i80gold.com

www.i80gold.com

Cautionary Statement Regarding Forward Looking Information

Certain information set forth in this press release, including but not limited to management’s assessment of the Company’s future plans and operations, expectations regarding the timing, execution and results of the Company’s drilling programs, outlook on gold output, the anticipated timing of gold output, project development or technical studies, including completion of the anticipated Archimedes underground feasibility study and the release of its results, the potential for mineral resource conversion and opportunities for expansion, management’s view on the potential to incorporate Archimedes oxide mineralized material into the Project’s mine plan to provide meaningful low-cost economic ounces in the near-term, the timing of first gold mined and first gold pour, and the timing of Archimedes and Granite Creek underground to begin feeding the Lone Tree processing plant constitute forward looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, uncertainty in geological, metallurgical and geotechnical studies and opinions, and ability to access sufficient capital from internal and external sources such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive.

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This release also contains references to estimates of mineral resources. The estimation of mineral resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production from the Project, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. Mineral resource estimates may have to be re-estimated based on: (i) fluctuations in commodities prices; (ii) results of drilling, (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation of mine plans subsequent to the date of any estimates; and (vi) the possible failure to receive required permits, approvals and licenses or changes to existing mining licenses.

Please see “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2025 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on i-80 Gold’s website at www.i80gold.com, SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar. The information included on, or accessible through, the Company’s website is not incorporated by reference into this press release.

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APPENDIX

Figure 1: Regional Map of i-80 Gold Assets in Northern Nevada

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Figure 2: Upper and Lower Mineralized Zones, Archimedes Underground

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Figure 3: Plan View of Archimedes Underground

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Figure 4: Upper Archimedes Cross-Section

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